UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 16, 2004

Vital Images, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-22229	41-1321776
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3300 Fernbrook Lane No., Suite 200, Plymouth, Minnesota		55447
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (763) 852-4100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 — Securities and Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)  On November 16, 2004, Vital Images, Inc. (the “Company”) received a Staff Determination notice dated November 16, 2004 from The Nasdaq Stock Market , Listing Qualifications Department, stating that the Company was not in compliance with Nasdaq’s Marketplace Rule 4310(c)(14) because the Company had not filed its Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 with the Securities and Exchange Commission on a timely basis.  The notice stated that the Company’s securities were subject to delisting from The Nasdaq National Market.  As a result, at the opening of the market on November 18, 2004, the trading symbol for the Company’s securities was changed from VTAL to VTALE.

Section 8 — Other Events

Item 8.01 Other Events.

On November 19, 2004, the Company issued a press release reporting that on November 16, 2004, it received a Nasdaq Staff Determination notice as described in Item 3.01 above.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)           Exhibits.

The following exhibit is being furnished with this Current Report on Form 8-K and is hereby incorporated herein by reference:

99.1         A copy of the press release issued by Vital Images, Inc. on November 18, 2004.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vital Images Inc.

Date: November 19, 2004.
	By:	/s/ Gregory S. Furness
Gregory S. Furness
Chief Financial Officer and Vice President — Finance
(Chief Financial Officer and Chief Accounting Officer)